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                                                                     EXHIBIT 5.1

404/572-3516                                                        404/572-5146


                                  May 7, 1997



Weeks Corporation
4497 Park Drive
Atlanta, Georgia  30093

          Re:  Weeks Corporation --
               Registration Statement
               on Form S-3 Relating to 3,200,000 Shares of
               Common Stock
               -------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Weeks Corporation, a Georgia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-18307 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,200,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be sold to the underwriters named in an Underwriting Agreement, the form of which has been filed as an exhibit to the Registration Statement (the "Underwriting Agreement").

          In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

          The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

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          Based upon and subject to the foregoing, we are of the opinion that:

          (i) The Shares are duly authorized; and

          (ii) Upon the issuance of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

          This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

          We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus and under the caption "Validity of Securities" in the Prospectus Supplement, each of which is included in the Registration Statement.

                                           Very truly yours,


                                           /s/ King & Spalding
                                           -------------------

                                           KING & SPALDING